Exhibit 99.1

American Integrity Insurance Group, Inc. Announces Full

Placement of 2025-2026 CAT XOL Reinsurance Program

TAMPA, Fla., May 29th, 2025 (GLOBE NEWSWIRE) — American Integrity Insurance Group, Inc. (NYSE: AII) (“American Integrity” or the “Company”), a Tampa-based property and casualty insurance holding company, announced today that it has fully placed its 2025-2026 indemnity based, catastrophe excess-of-loss reinsurance program for its insurance subsidiary, American Integrity Insurance Company of Florida, Inc. (“AIICFL”), which is effective as of June 1, 2025.

Robert Ritchie, CEO of American Integrity, commented, “I am pleased to announce the successful completion of our 2025-2026 catastrophe excess of loss reinsurance program. Due to the significant growth in premium and exposure we have experienced in the past year due to our robust voluntary writings and our participation in the fourth quarter 2024 and 2025 Citizens take-out programs, we have increased our reinsurance limit by $799 million to $2.59 billion. The placement is a combination of protection provided by traditional reinsurers, Insurance Linked Securities (“ILS”) investors, the Florida Hurricane Cat Fund and our captive reinsurer.”

Key points of the 2025-2026 catastrophe reinsurance program include:

•

The reinsurance program provides third-party coverage of $1.93 billion for a single catastrophic event. The total third-party coverage provided for all occurrences is $2.59 billion, representing an increase of $799 million or 45% over the 2024 treaty.

•

The total incurred net consolidated catastrophe reinsurance premiums ceded to third parties are expected to total $433 million for the treaty year, an increase of $96 million, or 28%, over the 2024 treaty year estimate.

•

The program includes multi-year indemnity coverage totaling $565 million sourced through new catastrophe bonds issued by Integrity Re III Ltd in 2025. This catastrophe bond issuance was the eighth and largest ILS transaction the Company has sponsored.

•

The Company’s net retention is $35 million for each of the first and second events with $10 million retained by AIICFL and an additional $25 million retained by our segregated cell captive reinsurer. Our net retention for the third and fourth event decreases to $15.8 million and $10 million respectively and is solely with AIICFL.

•	Florida Hurricane Catastrophe Fund participation of 90.0%, consistent with the prior year program.

•

The entire program is indemnity based, with no parametric covers. All reinsurers participating in our 2025-2026 catastrophe reinsurance program were rated A- or better by A.M. Best or were required to post collateral up to 100% of all obligations to the Company.

•	The increased coverage and net retention associated with the XOL reinsurance program reflects our growth in written premium, exposure and capital.

Jon Ritchie, President of American Integrity, commented, “We are grateful for the ongoing support of the global catastrophe reinsurance community, who have been essential to Florida’s ability to withstand multiple catastrophic events in recent years.”

About American Integrity Insurance Group, Inc.

American Integrity Insurance Group is one of Florida’s leading providers of residential property insurance, proudly serving more than 383,000 policyholders. Headquartered in Tampa, Florida, the Company continues to set the standard in the industry by empowering homeowners and fostering a culture defined by integrity, resilience, and excellence.

Company Contact:

Ben Lurie, CFO

American Integrity Insurance Group, Inc.

Tel (813) 551-1014

blurie@aii.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release may be forward-looking statements. This release includes forward-looking statements relating to our 2025-2026 catastrophe reinsurance program. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “would” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, but are not limited to, our ability to write new policies and renew existing ones; our ability to maintain adequate reinsurance programs; legal and regulatory developments in the state of Florida; weather conditions (including the severity and frequency of hurricanes, convective storms, tornadoes, tropical storms, sinkholes, windstorms, hailstorms and other severe weather events); our strategy, expected outcomes, and growth prospects; trends in our operations, industry, and markets; our future profitability, indebtedness, liquidity, access to capital, and financial condition; dependence on investment income and the composition of our investment portfolio; the effects of seasonal trends on our results of operations; the increased expenses associated with being a public company; our ability to remain in compliance with extensive laws and regulations that apply to our business and operations; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, those discussed in our prospectus, dated May 7, 2025 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 8, 2025. New risks emerge from time to time. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.